Exhibit 99.1

NEWS RELEASE

Contacts:

Main Street Capital Corporation

Dwayne L. Hyzak, CFO and Senior Managing Director

dhyzak@mainstcapital.com

713-350-6000

Dennard • Lascar Associates

Ken Dennard  |  ken@dennardlascar.com

Jenny Zhou |  jzhou@dennardlascar.com

713-529-6600

Main Street Announces Preliminary Estimate of Third Quarter 2014 Results and Semi-Annual Supplemental Cash Dividend Payable in December 2014

Supplemental Cash Dividend of $0.275 per Share is in Addition to

Regular Monthly Cash Dividends for the Fourth Quarter of 2014

HOUSTON, October 23, 2014 — Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) announced preliminary estimates of distributable net investment income per share(1) of $0.57 to $0.58 per share and of net investment income per share of $0.54 to $0.55 per share for the quarter ended September 30, 2014.  Main Street also announced a preliminary estimate of net realized gains for the quarter ended September 30, 2014 of $15.0 million to $16.0 million, or $0.33 to $0.36 per share.  In addition, Main Street announced a preliminary estimate of net asset value per share as of September 30, 2014 of $21.05 to $21.09, or a $0.02 to $0.06 per share estimated increase from its net asset value per share as of June 30, 2014.  The estimated sequential increase in net asset value per share is net of non-investment portfolio related unrealized depreciation of $0.19 per share on the Main Street Small Business Investment Company (“SBIC”) debentures which are accounted for on a fair value basis.(2)

SEMI-ANNUAL SUPPLEMENTAL CASH DIVIDEND

Main Street also announced that its Board of Directors declared its semi-annual supplemental cash dividend of $0.275 per share payable in December 2014.  This supplemental cash dividend is in addition to the previously announced regular monthly cash dividends that Main Street declared for the fourth quarter of 2014 of $0.51 per share, or $0.17 per share for each of October, November and December 2014, and represents a 10% increase from the semi-annual supplemental cash dividend paid in December 2013.  Including the regular monthly and supplemental cash dividends declared to date, Main Street will have paid $13.23 per share in cumulative cash dividends since its October 2007 initial public offering. Based upon the regular monthly dividend rate of $0.17 per share for the fourth quarter of 2014 and the current semi-annual supplemental dividend rate of $0.275 per share, Main Street’s current annualized run-rate for cash dividends is $2.59 per share.

Vincent D. Foster, Main Street’s Chairman, President and Chief Executive Officer, stated, “We are very pleased to have generated distributable net investment income well in excess of our recurring monthly dividends and realized gains in excess of $15 million, as well as continued significant unrealized appreciation in our investment portfolio for the third quarter.  These achievements demonstrate the benefits of our differentiated investment strategy, the strength and diversity of our investment portfolio and our beneficial internally managed operating structure.  Our third quarter results gave us continued confidence in declaring this supplemental cash dividend, which is consistent with our previous guidance for the year-end 2014 supplemental dividend, and we are pleased to be able to provide this additional return to our shareholders.”

This supplemental cash dividend, which will be payable as set forth in the table below, will be paid out of Main Street’s undistributed taxable income (“spillover income,” or taxable income in excess of dividends paid) as of September 30, 2014.  Main Street estimates that this supplemental cash dividend represents a payout of roughly one-fourth of Main Street’s estimated spillover income as of September 30, 2014.

Supplemental Cash Dividend Payable in December 2014

Declared	Ex-Dividend Date	Record Date	Payment Date	Amount Per Share
10/22/2014	12/16/2014	12/18/2014	12/24/2014	$0.275

When declaring dividends, the Main Street Board of Directors reviews estimates of taxable income available for distribution, which differs from consolidated net income under generally accepted accounting principles due to (i) changes in unrealized appreciation and depreciation, (ii) temporary and permanent differences in income and expense recognition, (iii) activity at taxable subsidiaries, and (iv) the amount of spillover income carried over from a given year for distribution in the following year. The final determination of taxable income for each year, as well as the tax attributes for dividends in such year, will be made after the close of the tax year.

The final tax attributes for 2014 dividends are currently expected to include ordinary taxable income, capital gains and qualified dividends.

Main Street maintains a dividend reinvestment plan (“DRIP”) that provides for the reinvestment of dividends on behalf of its registered stockholders who hold their shares with Main Street’s transfer agent and registrar, American Stock Transfer and Trust Company, or certain brokerage firms that have elected to participate in Main Street’s DRIP. Under the DRIP, if Main Street declares a dividend, registered stockholders (or stockholders holding shares through brokerage firms participating in the DRIP) who have not “opted out” of the DRIP by the dividend record date will have their dividend automatically reinvested into additional shares of Main Street common stock.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors.  Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market portfolio.  Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million. Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.

Main Street’s common stock trades on the New York Stock Exchange (“NYSE”) under the symbol “MAIN.”  In addition, Main Street has outstanding 6.125% Notes due 2023, which trade on the NYSE under the symbol “MSCA.”

FORWARD-LOOKING STATEMENTS AND OTHER MATTERS

This press release contains certain forward-looking statements, including but not limited to the preliminary estimates of third quarter 2014 results, the amount of spillover income, the declaration and payment of regular and supplemental dividends in the future and the potential tax attributes for 2014 dividends. Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under Main Street’s control, and that Main Street may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual performance and results could vary materially from these estimates and projections of the future. Such statements speak only as of the time when made and are based on information available to Main Street as of the date hereof and are qualified in their entirety by this cautionary statement. Main Street assumes no obligation to revise or update any such statement now or in the future.

The preliminary estimates of third quarter 2014 results furnished above are based on Main Street management’s preliminary determinations and current expectations, and such information is inherently uncertain.  The preliminary estimates are subject to completion of Main Street’s customary quarterly closing and review procedures, including the determination of the fair value of Main Street’s portfolio investments by the Main Street Board of Directors, and have not yet been approved by the Main Street Board of Directors.  As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during Main Street’s quarterly closing and review procedures and Main Street’s reported information in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 may differ from this information, and any such differences may be material.  In addition, the information furnished above does not include all of the information regarding Main Street’s financial condition and results of operations for the quarter ended September 30, 2014 that may be important to readers.  As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of Main Street’s full third quarter 2014 results when such results are disclosed by Main Street in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.  The information furnished in this press release is based on current Main Street management expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information.

Main Street has an existing effective shelf registration statement on Form N-2 on file with the Securities and Exchange Commission relating to the offer and sale from time to time of its securities.  Investors are advised to carefully consider the investment objective, risks and charges and expenses of Main Street before investing.  The prospectus included in the shelf registration statement, together with any related prospectus supplement, contain this and other information about Main Street and should be read carefully before investing.  A copy of the prospectus and the related preliminary prospectus supplement may be obtained by contacting Main Street.

(1)                                 Distributable net investment income is net investment income, as determined in accordance with U.S. GAAP, excluding the impact of share-based compensation expense which is non-cash in nature.  Main Street believes presenting distributable net investment income, and the related per share amount, is useful and appropriate supplemental disclosure of information for analyzing its financial performance since share-based compensation does not require settlement in cash.  However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement to net investment income and other earnings measures presented in accordance with U.S. GAAP.  Instead, distributable net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance.  In order to reconcile estimated distributable net investment income per share to estimated net investment income per share in accordance with U.S. GAAP, $0.03 per share of estimated share-based compensation expense is added back to estimated net investment income per share.

(2)                                 Main Street estimates that the range for the increase in net asset value per share for the quarter ended September 30, 2014 would be a $0.21 to $0.25 increase from its net asset value per share as of June 30, 2014, if the impact of the unrealized depreciation on the SBIC debentures held by our wholly owned SBIC subsidiary, Main Street Capital II, LP, is excluded.

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